AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              BERLIN C.C., INC.,
                            A VERMONT CORPORATION,

                          ST. JOHNSBURY C.C., INC.,
                            A VERMONT CORPORATION,

                            ROCHESTER C.C., INC.,
                         A NEW HAMPSHIRE CORPORATION,

                            SPRINGFIELD C.C., INC.
                            A VERMONT CORPORATION,

                            BURLINGTON C.C., INC.,
                            A VERMONT CORPORATION

                            BENNINGTON C.C., INC.,
                            A VERMONT CORPORATION

                             THE LP CORPORATION,
                            A VERMONT CORPORATION,

                         AMERICAN HEALTH CARE, INC.,
                            A VERMONT CORPORATION

                                 ("SELLERS")

                                     and

                   HEALTH AND RETIREMENT PROPERTIES TRUST,
                   A MARYLAND REAL ESTATE INVESTMENT TRUST,

                                   ("HRP")
                         ___________________________

                               September 1, 1994





                              TABLE OF CONTENTS



Section 1.  DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . .     1

Section 2.  CLOSING.  . . . . . . . . . . . . . . . . . . . . . . . .     4
       2.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . .     4

Section 3.  CONDITIONS TO HRP'S OBLIGATION TO CLOSE.  . . . . . . . .     4
       3.1  Closing Documents . . . . . . . . . . . . . . . . . . . .     5
       3.2  Condition of Properties . . . . . . . . . . . . . . . . .     5
       3.3  Title Policies. . . . . . . . . . . . . . . . . . . . . .     6
       3.4  Opinions of Counsel . . . . . . . . . . . . . . . . . . .     6
       3.5  Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . .     6
       3.6  HRP Shares  . . . . . . . . . . . . . . . . . . . . . . .     6
       3.7  Rate Setting  . . . . . . . . . . . . . . . . . . . . . .     7
       3.8  VSA/NHSA Agreement  . . . . . . . . . . . . . . . . . . .     7
       3.9  Board Approval  . . . . . . . . . . . . . . . . . . . . .     7
       3.10 Other Properties  . . . . . . . . . . . . . . . . . . . .     7
       3.11 Other Approvals . . . . . . . . . . . . . . . . . . . . .     7
       3.12 Deposit . . . . . . . . . . . . . . . . . . . . . . . . .     7

Section 4.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE. . . . . . . .     8
       4.1  HRP Shares  . . . . . . . . . . . . . . . . . . . . . . .     8
       4.2  Closing Documents . . . . . . . . . . . . . . . . . . . .     8
       4.3  Opinion of Counsel  . . . . . . . . . . . . . . . . . . .     8
       4.4  Satisfaction of Other Conditions  . . . . . . . . . . . .     8

Section 5.  REPRESENTATIONS AND WARRANTIES OF SELLERS.  . . . . . . .     8
       5.1  Status and Authority of the Sellers . . . . . . . . . . .     8
       5.2  Action of the Sellers . . . . . . . . . . . . . . . . . .     9
       5.3  No Violations of Agreements . . . . . . . . . . . . . . .     9
       5.4  Litigation  . . . . . . . . . . . . . . . . . . . . . . .     9
       5.5  Existing Leases, Agreements, Etc  . . . . . . . . . . . .     9
       5.6  Disclosure  . . . . . . . . . . . . . . . . . . . . . . .    10
       5.7  Utilities, Etc. . . . . . . . . . . . . . . . . . . . . .    10
       5.8  Compliance With Law . . . . . . . . . . . . . . . . . . .    10
       5.9  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . .    10
       5.10 Special Districts . . . . . . . . . . . . . . . . . . . .    11
       5.11 Not A Foreign Person  . . . . . . . . . . . . . . . . . .    11
       5.12 Hazardous Substances  . . . . . . . . . . . . . . . . . .    11

Section 6.  REPRESENTATIONS AND WARRANTIES OF HRP . . . . . . . . . .    11
       6.1  Status and Authority of HRP . . . . . . . . . . . . . . .    11
       6.2  Action of HRP . . . . . . . . . . . . . . . . . . . . . .    12
       6.3  No Violations of Agreements . . . . . . . . . . . . . . .    12
       6.4  Litigation  . . . . . . . . . . . . . . . . . . . . . . .    12
       6.5  Capitalization  . . . . . . . . . . . . . . . . . . . . .    12

Section 7.  COVENANTS OF THE SELLERS. . . . . . . . . . . . . . . . .    13
       7.1  Compliance with Laws, Etc.  . . . . . . . . . . . . . . .    13
       7.2  Operation of the Facilities . . . . . . . . . . . . . . .    13
       7.3  Approval of Agreements  . . . . . . . . . . . . . . . . .    13





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       7.4  Compliance with Agreements  . . . . . . . . . . . . . . .    13
       7.5  Notice of Material Changes or Untrue Representations  . .    13
       7.6  Title Matters . . . . . . . . . . . . . . . . . . . . . .    13
       7.7  Survey Matters  . . . . . . . . . . . . . . . . . . . . .    14
       7.8  Other Diligence Materials . . . . . . . . . . . . . . . .    15
       7.9  Other Activities During the Period Prior to Closing . . .    15

Section 8.  ADJUSTMENTS.  . . . . . . . . . . . . . . . . . . . . . .    16
       8.1  Adjustments Based on Existing Liens . . . . . . . . . . .    16
       8.2  Adjustments Based on Expenses of Operations, etc  . . . .    16
       8.3  Closing Costs.  . . . . . . . . . . . . . . . . . . . . .    17

Section 9.  DEFAULT.  . . . . . . . . . . . . . . . . . . . . . . . .    17
       9.1  Default by the Sellers  . . . . . . . . . . . . . . . . .    17
       9.2  Default by HRP  . . . . . . . . . . . . . . . . . . . . .    18

       Section 10.  INDEMNIFICATION.  . . . . . . . . . . . . . . . .    18
       10.1   Indemnification by the Sellers  . . . . . . . . . . . .    18
       10.2   Indemnification by HRP  . . . . . . . . . . . . . . . .    18
       10.3   Notice and Payment of Claims  . . . . . . . . . . . . .    19

Section 11.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .    19
       11.1  Expenses . . . . . . . . . . . . . . . . . . . . . . . .    19
       11.2  Brokerage Commissions  . . . . . . . . . . . . . . . . .    19
       11.3  Publicity. . . . . . . . . . . . . . . . . . . . . . . .    20
       11.4  Execution of Additional Documents. . . . . . . . . . . .    20
       11.5  Notices  . . . . . . . . . . . . . . . . . . . . . . . .    20
       11.6  Waivers, Etc.  . . . . . . . . . . . . . . . . . . . . .    21
       11.7  Assignment; Successors and Assigns . . . . . . . . . . .    22
       11.8  Severability.  . . . . . . . . . . . . . . . . . . . . .    22
       11.9  Counterparts, Etc. . . . . . . . . . . . . . . . . . . .    22
       11.10  Governing Law . . . . . . . . . . . . . . . . . . . . .    22
       11.11  Jurisdiction. . . . . . . . . . . . . . . . . . . . . .    23
       11.12  Performance on Business Days  . . . . . . . . . . . . .    23
       11.13  Attorneys Fees  . . . . . . . . . . . . . . . . . . . .    23
       11.14  Section and Other Headings  . . . . . . . . . . . . . .    23
       11.15  Entire Agreement  . . . . . . . . . . . . . . . . . . .    23
       11.16  Obligations of Sellers After the Closing  . . . . . . .    24
       11.17  Limitation of Liability.  . . . . . . . . . . . . . . .    24





                                    -iii-

       Schedule A   -  List of Sellers
       Schedule B   -  Allocation of HRP Shares
       Schedule C-1 - Berlin Health and Rehab Center Schedule C-2 - St. Johnsbury Health and Rehab Center Schedule C-3 - Springfield Health and Rehab Center Schedule C-4 - Bennington Health and Rehab Center Schedule C-5 - Hanson Court Convalescent Home Schedule C-6 - Redstone Villa
       Schedule C-7 - Rowan Court Health and Rehab Center Schedule C-8 - Rochester Manor
       Schedule C-9 -  Burlington Health and Rehab Center
       Schedule D   -  Liens and Encumbrances
       Schedule E   -  Opinion of Sellers' Counsel
       Schedule F   -  Contracts and Agreements; Licensed Bed
                       Capacity and Medicare/Medicaid Status
       Schedule G   -  Opinion of HRP's Counsel
       Schedule H   -  Compliance with Law

       Schedule I   -  Hazardous Substances
       Schedule J   -  Capitalization of HRP
       Schedule K   -  Form of Surveyor's Certificate






                     AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of the 1st day of September, 1994, by and among the Sellers listed on Schedule A hereto (collectively, the "Sellers") and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("HRP").

                                 WITNESSETH:

       WHEREAS, Sellers are the owners and holders of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and

       WHEREAS, the Sellers wish to transfer substantially all of their assets to HRP, solely in exchange for voting shares of HRP and the assumption by HRP of certain of the liabilities of Sellers in a transaction intended to qualify as a Reorganization within the meaning of Section 368(a)(1)(C) of the Code;

       WHEREAS, it is contemplated by Sellers and HRP that, upon the consummation of such Reorganization, each Seller will distribute the HRP Shares received by such Seller to its shareholders in complete liquidation of such Seller, and will thereafter dissolve as a corporation;

       WHEREAS, HRP wishes to acquire substantially all of Sellers' assets and agrees to assume certain liabilities of Sellers on the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Sellers and HRP hereby agree as follows:

       Section 1.  DEFINITIONS.

       Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

       1.1 "Agreement" shall mean this Agreement and Plan of Reorganization, together with Schedules A through K, attached hereto, as it and they may be amended from time to time as herein provided.

       1.2 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The
  Commonwealth of Massachusetts, the State of Vermont or the State of New Hampshire are authorized by law or executive action to close.

       1.3  "Closing" shall have the meaning given such term in Section
  2.1.

       1.4  "Closing Date" shall have the meaning given such term in
  Section 2.1.

       1.5 "Code" means the United States Internal Revenue Code of 1986, as amended.

       1.6 "Declaration" shall mean the Declaration of Trust of HRP, dated October 9, 1986, as the same has been and may be amended and restated from time to time.

       1.7 "Deposit" shall mean the sum of Two Hundred Fifty Thousand Dollars ($250,000) paid by HRP to the Sellers and held by the Escrow Agent for the benefit of the Sellers prior to the date of this Agreement, receipt of which is hereby acknowledged by the Sellers.

       1.8  "Escrow Agent" shall mean Miller, Eggleston and Rosenberg,
  Ltd.

       1.9 "Facilities" shall mean, collectively, the nursing homes, retirement centers, congregate living facilities, pharmacies and/or other facilities offering other related health care products or services being operated by the Sellers at the Properties.

       1.10 "HRP" shall have the meaning given such term in the preamble to this Agreement.

       1.11 "HRP Shares" shall mean Series A Preferred Shares, $.01 par value per share, of HRP, (i) the offering and sale of which (and the offering and sale of the common shares of beneficial interest, $.01 par value per share, of HRP ("Common Shares") into which such Series A Preferred Shares are convertible), in connection with the transaction contemplated by this Agreement, shall have been registered under the Securities Act of 1933, as amended, and any applicable state "blue-sky" laws, prior to the Closing Date, and (ii) which shall have the following terms: (a) each Series A Preferred Share shall have one-tenth the voting power to which it would otherwise be entitled if such share were a Common Share; (b) Series A Preferred Shares shall be convertible into Common Shares on a one-for-one basis and shall automatically convert upon an arms- length sale thereof by any Seller or at the discretion of HRP's Board of Trustees; and (c) the Series A Preferred Shares shall be entitled to a liquidation preference.

       1.12 "Properties" shall mean, collectively, those certain real properties, the improvements thereon, all fixtures, machinery, systems, equipment, furniture and furnishings owned by the Sellers attached or appurtenant thereto or used in connection therewith and all easements, privileges, licenses, rights and appurtenances relating thereto, located in (i) Berlin, Vermont and known as Berlin Health and Rehab Center, as more particularly described in Schedule C-1, attached hereto and made a part hereof; (ii) St. Johnsbury, Vermont and known as St. Johnsbury
  Health and Rehab Center, as more particularly described in Schedule C-2, attached hereto and made a part hereof; (iii) Springfield, Vermont and known as Springfield Health and Rehab Center, as more particularly described in Schedule C-3, attached hereto and made a part hereof; (iv) Bennington, Vermont and known as Bennington Health and Rehab Center, as more particularly described in Schedule C-4, attached hereto and made a part hereof; (v) Springfield, Vermont and known as Hanson Court
  Convalescent Home, as more particularly described in Schedule C-5, attached hereto and made a part hereof; (vi) St. Albans, Vermont and known as Redstone Villa, as more particularly described in Schedule C-6, attached hereto and made a part hereof; (vii) Barre, Vermont and known as Rowan Court Health and Rehab Center, as more particularly described in Schedule C-7, attached hereto and made a part hereof; (viii)
  Rochester, New Hampshire and known as Rochester Manor, as more particularly described in Schedule C-8, attached hereto and made a part hereof; and (ix) Burlington, Vermont and known as Burlington Health and Rehab Center, as more particularly described in Schedule C-9, attached hereto and made a part hereof.

       1.13 "Registration Statement" shall mean a registration statement filed by HRP with the Securities and Exchange Commission in order to register the offering and sale of HRP Shares to the Sellers pursuant to the terms of this Agreement.

       1.14 "Sellers" shall have the meaning given such term in the preamble to this Agreement.

       1.15  "Surveys" shall have the meaning given such term in Section
  7.6.

       1.16  "Title Commitments" shall have the meaning given such term in
  Section 7.6.

       1.17 "Title Company" shall mean Lawyer's Title Company or such other title insurance company as shall have been approved by HRP.

       1.18 "VSA/NHSA Agreement" shall mean that certain Purchase and Sale Agreement, dated the date hereof, among the Sellers, Vermont Subacute Corporation ("VSA") and New Hampshire Subacute Corporation ("NHSA").


       Section 2.  CLOSING.

       2.1 Closing. (a) The transfer and delivery of the Properties to HRP and the issuance and delivery of HRP Shares to the Sellers shall be consummated at a closing (the "Closing") to be held at the offices of Sullivan & Worcester, One Post Office Square, Boston, Massachusetts, or at such other location as the Sellers and HRP may agree, at 10:00 a.m., local time, on a date (the "Closing Date") ten (10) days after the later to occur of (i) the expiration of any applicable waiting periods required under or in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the receipt from the Federal Trade Commission and any other applicable governmental agency having jurisdiction of valid and enforceable waivers thereof, (ii) the declaration of the effectiveness of the Registration Statement by the Securities and Exchange Commission, (iii) the approval for listing on the New York Stock Exchange of the shares into which the HRP Shares are convertible and the waiver (if any is required) by the New York Stock Exchange of any of the terms and conditions of the HRP Shares, and (iii) the receipt of all other applicable approvals and licenses from any applicable governmental bodies including, without limitation, certificates or determinations of need, if required. In the event that the Closing shall not have occurred on or before December 31, 1994, provided that no action for specific performance shall have been commenced by any party to enforce this Agreement, any party shall have the right, by the giving of written notice, to terminate this Agreement and, in such event, the Deposit, together with interest thereon, shall be refunded to HRP in accordance with Section 9.1.

       (b) At the Closing, the Sellers shall transfer and deliver to HRP all of the Properties, and HRP shall accept delivery of the Properties. In exchange for the Properties, HRP shall cause to be delivered to the Sellers that number of HRP Shares, the value of which (as determined pursuant to the following sentence) shall be equal to $35,000,000; provided, however, that such amount shall be adjusted as may be required pursuant to Section 8. The value given to each HRP Share shall be equal to $15.00 per share. At the Closing, the portion of such HRP Shares allocated to each Seller on Schedule B hereto shall be issued to such Seller by delivery of a certificate or certificates representing that number of HRP Shares set forth opposite such Seller's name on such Schedule B, in such manner as each such Seller shall specify to HRP not later than three (3) Business Days prior to the Closing.


       Section 3.  CONDITIONS TO HRP'S OBLIGATION TO CLOSE.

       The obligation of HRP to accept delivery of the Properties and to deliver the HRP Shares at the Closing shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

       3.1  Closing Documents.  The Sellers shall have delivered to HRP:

       (a) a good and sufficient special warranty deed, or its local equivalent, with respect to each of the Properties, in proper statutory form for recording, duly executed and acknowledged by the Sellers, conveying good and marketable title to the applicable Properties, free from all liens and encumbrances other than (i) liens and encumbrances approved by HRP in accordance with Sections 7.5 and 7.6 and (ii) liens set forth on Schedule D which HRP shall assume (subject to a corresponding reduction in the Purchase Price as set forth in Section
  8);

       (b) an assignment by the Sellers and an assumption by HRP, in form and substance reasonably satisfactory to the Sellers and HRP, duly executed and acknowledged by the Sellers and HRP, of all of the Sellers' right, title and interest in, to and under all licenses, contracts, permits and agreements affecting the Properties, excluding only those licenses, contracts, permits or agreements HRP elects not to assume;

       (c) an assignment by the Sellers and an assumption by HRP, in form and substance reasonably satisfactory to, and duly executed and acknowledged by, the Sellers and HRP of the liabilities set forth on Schedule D which HRP has agreed to assume;

       (d) a certificate of a duly authorized officer of each of the Sellers confirming the continued truth and accuracy of the representations and warranties of the Sellers in this Agreement;

       (e) to the extent the same are in the Sellers' possession, original, fully executed copies of all documents and agreements pertaining to the Properties and, in any event, copies of all such documents and agreements certified by a responsible officer of Sellers as conforming to the originals in all respects;

       (f) certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to each of the Sellers; and

       (g) such other conveyance documents, certificates, deeds and other instruments as HRP, the Sellers or the Title Company may reasonably require.

       3.2 Condition of Properties. (a) All of the Properties and Facilities shall be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

       (b) No material default or event which with the giving of notice and/or lapse of time could constitute a default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties or the Facilities;

       (c) No material adverse change shall have occurred, and no action shall be pending or threatened which would adversely affect the licensing, certification, qualification status, occupancy, eligibility for participation in federal or state reimbursement programs or material accreditations of any of the Facilities or, to the extent applicable, the Properties; and

       (d) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any portion of the Properties or all or any portion of the Facilities.

       3.3 Title Policies. The Title Company shall be prepared, subject only to payment of the applicable premium, to issue title insurance policies to HRP, in form and substance satisfactory to HRP in accordance with Sections 7.5 and 7.6, together with such affirmative coverages as

  HRP may require and shall have been determined available prior to the Closing.

       3.4 Opinions of Counsel. HRP shall have received a written opinion from Miller, Eggleston and Rosenberg, Ltd., special counsel to the Sellers (or such additional local counsel as may be reasonably acceptable to HRP), substantially in the form attached hereto as Schedule E.

       3.5 Hart-Scott-Rodino. The Sellers and HRP shall have complied with all applicable provisions (if any) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       3.6 HRP Shares. The Registration Statement shall have been declared effective by the Securities and Exchange Commission, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending or threatened before such Commission. In addition, HRP shall have obtained any necessary waivers from the New York Stock Exchange with respect to the terms and conditions of the HRP Shares, and the common shares of beneficial interest into which the HRP Shares are convertible shall have been approved for listing upon official notice of issuance on the New York Stock Exchange. Sellers shall have cooperated fully in the furnishing of all requisite information concerning Sellers, the Properties and the Facilities and the transactions contemplated by this Agreement for use in preparation of said Registration Statement and Sellers shall not have made any material misstatements or omitted to state any fact necessary to be stated so as not to make any statement misleading in connection with information furnished in connection therewith.

       3.7 Rate Setting. HRP shall have received such assurances as HRP, in its sole discretion, shall deem necessary, including, without limitation, opinions of counsel and/or confirmations from state agencies, that the transactions contemplated by this Agreement will have an acceptable effect on Medicaid rates for the Facilities; and HRP and Sellers shall have entered into an agreement in form and substance satisfactory to HRP, in its sole discretion, pursuant to which Sellers, and, if any Seller is liquidated, the shareholders of such Seller, shall jointly and severally agree to indemnify and hold harmless HRP from and against any loss, liability, claims, causes of action, costs and expenses, including, without limitation, reasonable attorney's fees, incurred or suffered in connection with any Medicaid or Medicare depreciation recaptures.

       3.8 VSA/NHSA Agreement. The transactions contemplated by the VSA/NHSA Agreement shall have been consummated.

       3.9 Board Approval. The Board of Trustees of HRP shall have approved the transactions contemplated hereby in all respects.

       3.10 Other Properties. HRP (and/or VSA or NHSA) shall have entered into mutually satisfactory purchase or lease agreements with John F. Chapple and/or Marlin Management Services with regard to the following properties: (a) 308 Pearl Street, Burlington, Vermont; (b) the Mary Newton House, Chester Road, Springfield, Vermont; (c) 150 South Champlain Street, Burlington, Vermont; (d) approximately 108 acres located in Berlin, Vermont and known as The Rose's Farm; (e) computer hardware and software and a high-speed copier owned or leased by Marlin Management Services; and (f) pharmacy services currently provided to the Facilities by an affiliate of Sellers.

       3.11 Other Approvals. The Sellers and HRP shall have received, in form and substance reasonably satisfactory to the Sellers and HRP, all required approvals and waivers, including, without limitation, all licenses, certificates of need and regulatory and reimbursement permits and approvals as may be necessary or appropriate to consummate the transaction contemplated by this Agreement and to use the Properties in the same manner as they are currently being used by the Sellers, as set forth on Schedule H hereto.

       3.12 Deposit. The Escrow Agent shall have returned the Deposit, together with interest accrued thereon, to HRP.


       Section 4.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.

       The obligation of the Sellers to convey the Properties and the Facilities to HRP is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

       4.1 HRP Shares. HRP shall deliver to the Sellers the HRP Shares in the manner provided in Section 2, adjusted as herein provided.

       4.2  Closing Documents.  HRP shall have delivered to the Sellers:

       (a) A certificate of a duly authorized officer of HRP confirming the continued truth and accuracy of the representations and warranties of HRP in this Agreement; and

       (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to HRP.

       4.3 Opinion of Counsel. The Sellers shall have received a written opinion from (a) Sullivan & Worcester, special counsel to HRP (or such additional local counsel as shall be reasonably satisfactory to Sellers), substantially in the form attached hereto as Schedule E, and
  (b) Miller, Eggleston & Rosenberg, special counsel to the Sellers, that the transactions contemplated hereby qualify as a reorganization within
  Section 368(a)(1)(C) of the Code.

       4.4 Satisfaction of Other Conditions. The conditions precedent described in Sections 3.5, 3.6, 3.7, 3.8 and 3.10 shall have been satisfied.


       Section 5.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

       To induce HRP to enter into this Agreement, the Sellers jointly and severally represent and warrant to HRP as follows:

       5.1 Status and Authority of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Sellers has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification. Each Seller is acquiring the HRP Shares solely for investment purposes, and not with a view toward involvement in the management of HRP.

       5.2 Action of the Sellers. Each of the Sellers has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Sellers on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

       5.3 No Violations of Agreements. Except as set forth on Schedule D, neither the execution, delivery or performance of this Agreement by the Sellers, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Sellers pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the Sellers is bound.

       5.4 Litigation. No investigation, action or proceeding is pending and, to the Sellers' knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) will result in any material adverse change in the business, operation, licensure, reimbursement, affairs or condition of any of the Properties or the Facilities, (iii) result in or subject the Properties or the Facilities to a material liability, or (iv) involves condemnation or eminent domain proceedings against any part of the Properties.

       5.5 Existing Leases, Agreements, Etc. The Sellers have not entered into any contracts or agreements with respect to the Properties, other than as previously disclosed to HRP and listed on Schedule F hereto. The copies of such contracts or agreements heretofore made available by the Sellers to HRP for examination are true, correct and complete copies thereof, have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Sellers and the respective parties thereto. There are no defaults under such contracts or agreements; no events have occurred which with the passage of time or the giving of notice or both would result in an event of default thereunder; there are no contingent liabilities under such contracts and agreements except as set forth in Schedule F; and Sellers are entitled to all benefits of such contracts and agreements which have not been assigned or encumbered in any way. Sellers may assign all such contracts and agreements to HRP. There are no other material agreements affecting the Properties. Schedule F sets forth a fair and accurate representation of the licensed bed capacity and Medicare/Medicaid certification status of each of the Facilities.

       5.6 Disclosure. There is no fact or condition which materially and adversely affects the business or condition of the Properties or the Facilities which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to HRP in connection with the transactions contemplated hereby.

       5.7 Utilities, Etc. All utilities and services necessary for the use and operation of the Properties and the Facilities located thereon (including, without limitation, road access, gas, water, electricity and telephone), are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the use and operation of the Properties and Facilities for their respective intended purposes and the Properties and the Facilities are legally entitled to be served by such utilities at rates typical for similar properties without further action by the Sellers or any other party. To the Sellers' knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Properties or the Facilities located thereon.

       5.8 Compliance With Law. (i) Except as set forth on Schedule H, the Properties and the Facilities and the use and operation thereof do not violate any applicable federal, state, municipal or other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to health care, construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety; and (ii) there are presently in effect all licenses, permits, and other authorizations necessary for the current use, occupancy and operation thereof. The Sellers have not been advised in writing of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use, zoning of, or licenses, permits or other authorizations for use of, the Properties or the Facilities or which would modify or realign any adjacent street or highway.

       5.9 Taxes. Other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Properties or any portion thereof, which are outstanding or unpaid, and, to the Sellers' knowledge, none will be levied prior to the Closing Date. Each of the Properties is separately and distinctly assessed as a separate tax lot. To the Sellers' knowledge, each of the Properties, during the most recent tax fiscal year and the three (3) years prior thereto, have been duly valued and assessed for property tax purposes in accordance with applicable law. There is no pending abatement proceeding or, to the Sellers' knowledge, threatened reassessment of all or any portion of the Properties.

       5.10 Special Districts. No portion of the Properties is within a Special Flood Hazard Area (or 100-year flood plain) as identified by the Federal Emergency Management Administration or other governmental agency or within any specially designated or registered historic, architectural or taxing district, such as would require any more than normal or routine local governmental approvals in order to effect interior or exterior improvements to such Properties or the Facilities, either cosmetic or structural.

       5.11 Not A Foreign Person. None of the Sellers is a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

       5.12 Hazardous Substances. Except as set forth in Schedule H, neither the Sellers nor any other occupant or user of the Properties or the Facilities, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Properties or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Sellers' knowledge, the Properties and the Facilities are free from any such hazardous waste, contaminants, oil, radioactive and other materials.

       The representations and warranties made in this Agreement by the Sellers shall be continuing and shall be deemed remade by the Sellers as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made by the Sellers in this Agreement shall survive the Closing for a period of three years and in the event of the liquidation and dissolution of a Seller shall be deemed to be representations and warranties of the shareholders of said Seller who receive distributions in connection with said liquidation and dissolution.

       Section 6.  REPRESENTATIONS AND WARRANTIES OF HRP.

       To induce the Sellers to enter in this Agreement, HRP represents and warrants to the Sellers as follows:

       6.1 Status and Authority of HRP. HRP is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under the Declaration to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. HRP has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

       6.2 Action of HRP. HRP has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by HRP on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of HRP, enforceable against HRP in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

       6.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by HRP, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of HRP pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which HRP is bound.

       6.4 Litigation. No investigation, action or proceeding is pending and, to HRP's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

       6.5 Capitalization. Schedule J sets forth the authorized capital stock of HRP and the number of shares of each class thereof outstanding as of the date hereof. All of such outstanding shares of capital stock are, and the HRP Shares to be issued to the Sellers hereunder, when issued pursuant to the terms hereof upon receipt of the consideration specified herein, will be, duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

       The representations and warranties made in this Agreement by HRP shall be continuing and shall be deemed remade, subject to updating for those representations which are made as of the date hereof, by HRP as of the Closing Date with the same force and effect as if made by HRP on, and as of, such date. All representations and warranties made in this Agreement shall survive the Closing for a period of three years.


       Section 7.  COVENANTS OF THE SELLERS.

       The Sellers hereby jointly and severally covenant with HRP between the date of this Agreement and the Closing Date as follows:

       7.1 Compliance with Laws, Etc. With respect to their respective Properties and Facilities, to comply in all material respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Properties or the use or occupancy of the Facilities located thereon and
  (ii) all terms, covenants and conditions of all of the instruments of record and other agreements affecting the Properties or the Facilities.

       7.2 Operation of the Facilities. To operate the Properties and the Facilities only in the ordinary course of business as conducted, and to maintain the quality of the Facilities, in all material respects consistent with past practice; to maintain inventory at normal operating levels, in all material respects consistent with past practice; and to use their best efforts to preserve and maintain the Properties and the Facilities intact, maintain occupancy at present or higher percentages, keep available the services of their employees, and preserve for HRP their relationships with suppliers, customers, sales representatives and others having business relations with the Facilities, and generally maintain the reputation of the Facilities.

       7.3 Approval of Agreements. Except as otherwise authorized by this Agreement, not to enter into modify, amend or terminate any material lease, contract or other agreement with respect to the Properties or the Facilities which would encumber or be binding upon the Properties or the Facilities from and after the Closing Date, without in each instance obtaining the prior written consent of HRP.

       7.4 Compliance with Agreements. To the extent of their respective obligations, to comply with each and every material term, covenant and condition contained in any other document or agreement affecting the Properties or the Facilities.

       7.5 Notice of Material Changes or Untrue Representations. Upon learning of any material change in any condition with respect to the Properties, the Facilities or of any event or circumstance which makes any representation or warranty of the Sellers to HRP under this Agreement untrue or misleading, promptly to notify HRP thereof (HRP agreeing, on learning of any such fact or condition, promptly to notify the Sellers thereof).

       7.6 Title Matters. Within ten (10) Business Days after the date of this Agreement, the Sellers shall deliver to HRP a preliminary title report or title commitment, having an effective date after the date of this Agreement, for an ALTA extended owner's policy of title insurance with respect to the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title or as title requirements (collectively, the "Title Commitments").

       Within ten (10) Business Days after receipt of the Title Commitments, HRP shall give the Sellers notice of any title exceptions to which HRP objects. Sellers shall use their best efforts to take or cause to be taken such actions as may be required to cause such exceptions to be removed from the Title Commitments. In the event that Sellers cannot cause such exceptions to be removed, the Sellers shall give HRP notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within five (5) Business Days after HRP's notice of objection shall be deemed an election by the Sellers to remedy such matters. If HRP receives such notice from Sellers, HRP may elect (i) to terminate this Agreement by the giving of written notice thereof to the Sellers, in which event the Deposit, together with interest thereon, shall be returned to HRP in accordance with Section 9.1, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, with an appropriate abatement or reduction in the number of HRP Shares to be delivered to Sellers on account thereof, the amount of which shall be determined by good faith negotiation between the parties. HRP shall make any such election by written notice to the Sellers given on or prior to the fifth Business Day after the Sellers' notice of their inability to cure such defect. Failure of HRP to give such notice shall be deemed an election by it to proceed in accordance with clause (ii) above.

       7.7 Survey Matters. As soon as practicable after the date of this Agreement, HRP shall arrange for the preparation of an ALTA survey with respect to each of the Properties (collectively, the "Surveys"), by a licensed surveyor in the jurisdiction in which the applicable property is located, which (i) contains an accurate legal description of the applicable property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule K, addressed to HRP, the Title Company and any other persons requested by HRP.

       Within ten (10) Business Days after receipt of the Surveys, HRP shall give the Sellers notice of any matters shown thereon to which HRP objects. Sellers shall use their best efforts to take or cause to be taken such actions as may be required to remedy the objectionable matters. In the event the Sellers cannot cause such exceptions to be removed, the Sellers shall give HRP prompt notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within five (5) Business Days after HRP's notice of objection shall be deemed an election by the Sellers to remedy such matters. If

  HRP receives such notice from the Sellers, HRP may elect (i) to terminate this Agreement by the giving of written notice thereof to the Sellers, in which event the Deposit, together with interest thereon, shall be refunded to HRP in accordance with Section 9.1, or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, with any appropriate abatement or reduction in the number of HRP Shares to be delivered to the Sellers on account thereof, the amount of which shall be determined by good faith negotiation between the parties. HRP shall make any such election by written notice to the Sellers, given on or prior to the fifth Business Day after the Sellers' notice of their inability to cure such defect. Failure of HRP to give such notice shall be deemed an election by HRP to proceed in accordance with clause (ii) above.

       7.8 Other Diligence Materials. Within ten (10) days after the date of this Agreement, the Sellers shall deliver to HRP all surveys, environmental assessment reports, building evaluations, licenses, certificates of need, compliance and other surveys, and other investigations and materials pertaining to the Properties as are in the possession of the Sellers. HRP agrees to provide the Sellers with copies of all material studies and reports relating to the physical condition of the Properties prepared for HRP (if any) and with a copy of each of the Title Commitments and the Surveys.

       7.9 Other Activities During the Period Prior to Closing. The Sellers and HRP shall endeavor to agree on the form of all of the closing documents and opinions of counsel described herein on or prior to the Closing Date. In addition, the Sellers and HRP shall, prior to the Closing, cooperate in the preparation and filing of any materials required (i) in order to obtain all licenses, certifications and approvals required for the purchase, sale and subsequent operation of the Properties and the Facilities; (ii) by the Hart-Scott-Rodino Improvements Act of 1976 and shall respond promptly to any requests by any governmental agency with respect thereto; or (iii) in connection with the preparation and filing of the Registration Statement.

       All covenants made by the Sellers in this Agreement shall survive the Closing for a period of three years and shall not be merged into any instrument or conveyance document delivered at Closing.


       Section 8.  ADJUSTMENTS.

       8.1 Adjustments Based on Existing Liens. At Closing, the number of HRP Shares to be issued to the Sellers shall be reduced by that number of HRP Shares the value of which (based on $15.00 per share) is equal to the amount of liabilities of the Sellers set forth on Schedule D which HRP has agreed to assume.

       8.2  Adjustments Based on Expenses of Operations, etc.  (a)
  Sellers shall pay or arrange for payment of the following amounts at or prior to Closing or, at the option of HRP, the number of HRP Shares to be issued at the Closing shall be adjusted appropriately based upon an adjustment at the Closing (provided that official bills therefor, indicating the interest and penalties, if any, thereon, are furnished by Sellers at the Closing) as of the close of business on the day immediately preceding the Closing Date of:

       (i) Real estate taxes and assessments, other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;

       (ii)  Water rates and charges; and

       (iii) Sewer and vault taxes and rents.

  If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing Date.

       (b) If there are water, gas or electric meters located at the Properties, the Sellers shall furnish readings thereof to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Sellers or HRP, as the case may be, promptly shall make a payment to the other based upon such recalculations.

       (c) If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by the Sellers or HRP, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, and the balance, if any, shall be paid to the Sellers (for the period prior to the Closing Date) and to HRP (for the period commencing with the Closing Date).

       (d) If on the Closing Date the Properties or any part thereof shall be or shall have been affected by any special or general assessment or assessments or real property taxes which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Sellers shall pay or cause to be paid the unpaid installments of such assessments due prior to the Closing Date, or their pro rata share thereof, and HRP shall pay or cause to be paid all installments which are due on or after the Closing Date. The current installments shall be apportioned at the Closing.

       (e) In the event the adjustments hereinabove provided which are to be made at the Closing result in a credit balance, such sum shall be paid at the Closing by an appropriate adjustment in the number of HRP Shares to be issued to the Sellers at the Closing.

       (f) No insurance policies of the Sellers are to be transferred to HRP, and no apportionment of the premiums therefor shall be made.

       8.3 Closing Costs. At Closing, all closing costs for the transaction contemplated hereby (including, without limitation, documentary, stamp, and other transfer taxes and fees, recording and filing fees, premiums, charges, and fees of the Title Company and Survey costs, but specifically excluding each parties' legal and accounting fees) shall be equally divided between HRP and Sellers and an appropriate adjustment in the number of HRP Shares to be issued to Seller at Closing shall be made.

       Section 9.  DEFAULT.

       9.1 Default by the Sellers. If the Sellers shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Sellers shall fail to perform any of the material covenants and agreements contained herein to be performed by them and such failure continues for a period of ten (10) days after notice thereof from HRP, then HRP may terminate this Agreement and/or HRP pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief. In addition to, and not in limitation of, the foregoing, HRP may direct the Escrow Agent to return the Deposit, together with interest accrued thereon with respect to one-half of the Deposit from July 26, 1994 through the date of refund, and, with respect to the balance of the Deposit, from the date of this Agreement through the date of refund.

       9.2 Default by HRP. If HRP shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if HRP shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Sellers, the Sellers may terminate this Agreement and/or the Sellers may either retain the Deposit as liquidated damages, or may pursue any and all remedies available to them at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief.


       Section 10.    INDEMNIFICATION.

       10.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless HRP and its successors and assigns, from and against any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any material breach or violation of this Agreement by the Sellers; (ii) any material breach of any of the representations, warranties or covenants made in this Agreement by Sellers; (iii) any material inaccuracy or misrepresentation or omission in any certificate or document delivered by the Sellers in connection with this Agreement; and (iv) any claim or action asserted by any third party arising out of or in connection with the Sellers' ownership of the Properties or operation of the Facilities prior to the Closing Date, including, without limitation, all losses, liabilities, claims causes of action or costs and expenses with respect to (a) Medicaid or Medicare depreciation recaptures as provided in
  Section 3.7 hereto, and (b) retroactive rate adjustments whether arising from recoupments, offsets, or otherwise. The representations, warranties and covenants of the Sellers contained in this Agreement, or any certificate, document, instrument or agreement delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated by this Agreement for a period of three years from the Closing Date and in the event of the liquidation and dissolution of a Seller, these representations and warranties shall also be deemed to be the joint and several representations and warranties of the shareholders of said Seller.

       10.2 Indemnification by HRP. HRP shall indemnify and hold harmless the Sellers and their successors and assigns from and against any and all Losses which may arise out of (i) any material breach or violation of this Agreement by HRP; (ii) any material breach of any of the representations, warranties or covenants made in this Agreement by HRP;
  (iii) any material inaccuracy or misrepresentation or omission in any certificate or document delivered by HRP in connection with this Agreement; or (iv) HRP's ownership of the Properties after the Closing Date. The warranties, representations and covenants of HRP contained in this Agreement, or any certificate, document, instrument or agreement delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions contemplated by this Agreement for a period of three years from the Closing Date.

       10.3 Notice and Payment of Claims. Upon obtaining knowledge thereof, the party entitled to indemnification (the "Indemnitee") shall promptly notify the party liable for such indemnification (the
  "Indemnitor") in writing of any damage, claim, loss, liability or expense which the Indemnitee has determined has given or could give rise to a claim under Sections 10.1 or 10.2 hereof (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and estimated amount of such claim, the basis on which such claim is asserted, whether such claim is covered by insurance and whether any rights of indemnification may exist against any third party with respect to such claim. The
  Indemnitor shall satisfy its obligations under Sections 10.1 or 10.2, as the case may be, or shall advise the Indemnitee that in good faith it disputes the claim, within 30 days of its receipt of a Notice of Claim.

       Section 11.  MISCELLANEOUS.

       11.1 Expenses. The Sellers and HRP shall pay their own expenses incident to the negotiation, preparation and carrying out of this Agreement, including, without limitation, all fees and expenses of their respective counsel.

       11.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Sellers shall indemnify and hold harmless HRP and its legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Sellers. HRP shall indemnify and hold harmless the Sellers and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with HRP. Nothing contained in this section shall be deemed to create any rights in any third party.

       11.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties except with respect to HRP as may be required by law or rules of the New York Stock Exchange or in connection with the Registration Statement, and except as may be required in order to give governmental notices and secure governmental approvals or exemptions in connection with health care licenses or permits and Hart-Scott-Rodino notifications. No party, or its employees, agents, attorneys, officers, directors or shareholders, shall trade in the securities of HRP until a public announcement of the transactions contemplated by this Agreement has been made.

       11.4 Execution of Additional Documents. From and after the Closing, the Sellers and HRP shall, at the cost of the requesting party, duly execute and deliver to the parties hereto all such instruments and documents, and shall take or cause to be taken all such other and further action as any party shall reasonably request to confirm the ownership and title to the Properties.

       11.5 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

       (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

       (c)  All such Notices shall be addressed,

       if to the Sellers to:

            Marlin Management
            Box 1103
            150 South Champlain Street
            Burlington, Vermont  05401
            Attn:  John F. Chapple, III
                   Patricia Rickard, Esq.
            Telecopier No. (802) 862-6345

        with a copy to:

            Miller, Eggleston and Rosenberg, Ltd.
            150 South Champlain Street
            Burlington, Vermont  05401
            Attn:  Jon Eggleston, Esq.
            Telecopier No. (802) 864-0328

       If to HRP, to:

            Health and Retirement Properties Trust
            400 Centre Street
            Newton, Massachusetts  02158
            Attn:  Mr. David J. Hegarty
            Telecopier No. (617) 332-2261
       with a copy to:

            Sullivan & Worcester
            One Post Office Square
            Boston, Massachusetts  02109
            Attn:  Lena G. Goldberg, Esq.
            Telecopier No. (617) 338-2880

       (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

       11.6 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

       11.7 Assignment; Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

       11.8 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

       11.9 Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

       11.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law matters) of The Commonwealth of Massachusetts, except that matters relating to real property law as to the Properties located in Vermont shall be governed by and construed and enforced in accordance with the law of the State of Vermont, and matters relating to real property law as to the Property located in New Hampshire shall be governed by and construed and enforced in accordance with the law of the State of New Hampshire.

       11.11 Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of any court sitting in The Commonwealth of Massachusetts or any United States Federal Court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement and the parties hereby irrevocably agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard and determined in such state or Federal Court. The parties hereby consent to and grant to any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in Section 11.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

       11.12 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

       11.13 Attorneys Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

       11.14 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       11.15 Entire Agreement. This Agreement (including all schedules hereto and all agreements, instruments, other documents and certificates delivered pursuant hereto or thereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations, and negotiations, expressed or implied, written or oral, between them as to such subject matter, including, without limitation, that certain letter of intent dated July 13, 1994 and accepted by the Sellers on July 18, 1994.

       11.16 Obligations of Sellers After the Closing. From and after the Closing Date, the Sellers will not engage in any business, will each promptly liquidate and dissolve as a corporation, and will each distribute the HRP Shares received by it at the Closing to its shareholders in complete cancellation and redemption of their shares of such Seller.

       11.17 Limitation of Liability. The Declaration is duly filed in the Office of the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Retirement Properties Trust" refers to the trustees under the Declaration collectively as Trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRP shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRP. All persons dealing with HRP, in any way, shall look only to the assets of HRP for the payment of any sum or the performance of any obligation.

              [remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                     SELLERS:

                                     BERLIN C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     ST. JOHNSBURY C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     ROCHESTER C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     SPRINGFIELD C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     BURLINGTON C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     BENNINGTON C.C., INC.


                                     By: /s/ John F. Chapple, III
                                         Its: President

                                     THE LP CORPORATION



                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     AMERICAN HEALTH CARE, INC.



                                     By: /s/ John F. Chapple, III
                                         Its: President


                                     HRP:

                                     HEALTH AND RETIREMENT PROPERTIES TRUST



                                     By: /s/ Mark J. Finkelstein
                                         Its: President






                                  Schedule A

                               List of Sellers


   Berlin C. C., Inc.           Berlin Health and Rehab Center
                                RR #3, Box 6684
                                Barre, Vermont 05641

   St. Johnsbury C. C., Inc.    St. Johnsbury Health and Rehab Center
                                Hospital Drive
                                St. Johnsbury, Vermont 05819

                                Redstone Villa
                                7 Forest Hills Drive
                                St. Albans, Vermont 05478

   Rochester C. C., Inc.        Rochester Manor
                                40 Whitehall Road
                                Rochester, New Hampshire 03867

   Springfield C. C., Inc.      Springfield Health and Rehab Center
                                105 Chester Road
                                Springfield, Vermont 05156

   Bennington C. C., Inc.       Bennington Health and Rehab Center
                                360 Dewey Street
                                Bennington, Vermont 05201

   Burlington C. C., Inc.       Burlington Health and Rehab Center
                                300 Pearl Street
                                Burlington, Vermont 05401

   The LP Corporation           Hanson Court Convalescent Home
                                365 Summer Street
                                Springfield, Vermont 05156

   American Health Care, Inc.   Rowan Court Health and Rehab Center
                                Upper Prospect Street
                                Barre, Vermont 05641





                                  Schedule B


     Name of Seller            Properties Held             HRP
                                                         Shares
                                                        Allocated(1)


   Berlin C. C., Inc.  Berlin Health and Rehab Center
                       RR #3, Box 6684
                       Barre, Vermont 05641

   St. Johnsbury C.    St. Johnsbury Health and Rehab
   C., Inc.            Center
                       Hospital Drive
                       St. Johnsbury, Vermont 05819


                       Redstone Villa
                       7 Forest Hills Drive
                       St. Albans, Vermont 05478

   Rochester C. C.,    Rochester Manor
   Inc.                40 Whitehall Road
                       Rochester, New Hampshire 03867

   Springfield C. C.,  Springfield Health and Rehab
   Inc.                Center
                       105 Chester Road
                       Springfield, Vermont 05156


   Bennington C. C.,   Bennington Health and Rehab
   Inc.                Center
                       360 Dewey Street
                       Bennington, Vermont 05201

   Burlington C. C.,   Burlington Health and Rehab
   Inc.                Center
                       300 Pearl Street
                       Burlington, Vermont 05401

   The LP Corporation  Hanson Court Convalescent Home
                       365 Summer Street
                       Springfield, Vermont 05156

   American Health     Rowan Court Health and Rehab
   Care, Inc.          Center
                       Upper Prospect Street
                       Barre, Vermont 05641


       (1) Information shall be provided to HRP not later than three (3) business days prior to closing.







                                 Schedule C-1
                        Berlin Health and Rehab Center


  Being all of the same land and premises conveyed to Berlin C. C., Inc., by Warranty Deed of Berlin Development Associates dated May 10, 1977, and recorded in Volume 43 at Page 421 of the Land Records of the Town of Berlin, and being all of the same lands and premises conveyed to Berlin
  C. C., Inc. by Warranty Deed of Irving Cohen, Executor of the Estate of Abraham J. Levinsky, and Bruce J. Levinsky, assignee of Berlin Development Associates, dated October 27, 1980, of record in Volume 47, Page 162 of the Land Records of the Town of Berlin and more particularly described as follows:

  Beginning at an iron pin set in the ground at the northeasterly corner of the Blanche Larose Home lot in the Town of Berlin, said point also being the southeasterly corner of the Diego Home lot, so-called; thence North 28 degrees 45 minutes 45 seconds West along the easterly line of the Diego lot, so-called, 282.9 feet, more or less, to a concrete monument set in the ground; thence North 80 degrees 09 minutes 30 seconds West 182.94 feet, more or less, to a concrete monument set in the ground, which monument marks the northwest corner of Diego lot so-called; and the northeasterly corner of Buxton lot, so-called; thence North 24 degrees 47 minutes 30 seconds West along the northeasterly line of the Buxton property 86.06 feet, more or less, to a concrete monument set in the ground; thence North 61 degrees 14 minutes 15 seconds East 732 feet, more or less, to a concrete monument set in the ground; thence South 28 degrees 45 minutes 45 seconds East 550.00 feet, more or less, to a concrete monument set in the ground near a spring house and stone wall; thence South 61 degrees 14 minutes 15 seconds West a distance of
  108.67 feet, more or less, to a concrete monument set in the ground; thence South 28 degrees 09 minutes 30 seconds East a distance of 151.13 feet, more or less, to a concrete monument set in the ground; thence South 61 degrees 14 minutes 15 seconds West a distance of 33.15 feet, more or less, to a concrete monument set in the ground; thence turning left and proceeding along the circumference of a circle with a radius of
  225.00 feet through an arc of 72 degrees 55 minutes 15 seconds for a distance of 286.36 feet, more or less, to a concrete monument set in the ground, which monument marks the corner of property of Raymond and Donna
  G. Johnson; thence North 79 degrees 59 minutes 15 seconds West a distance of 386.75 feet, more or less, along the north line of property of Raymond and Donna G. Johnson to a concrete monument set in the ground; thence North 04 degrees 37 minutes 15 seconds East a distance of
  140.20 feet, more or less, to a concrete monument set in the ground which marks the point or place of beginning.

  Included herein is a right of way from Airport Road, so-called, over land owned by John F. Chapple, III as conveyed to Berlin Development Associates by Warranty Deed of Bruce J. Levinsky dated January 22, 1971, and of record in Volume 39, Page 222 of the Berlin Land Records.

  Meaning to convey hereby the 10.6 acre parcel as shown on Plan entitled
  "A survey of a portion of land of Bruce J. Levinsky in the Town of Berlin, Vermont, By Property Design, Montpelier, Vermont, September,


                                     -2-

  1979" of record in the Land Records of the Town of Berlin in Map Volume 1, at Page 81-1.





                                 Schedule C-2
                    St. Johnsbury Health and Rehab Center


  Being certain premises consisting of 5.313 acres with a nursing home building and improvements thereon, located easterly of U. S. Route #5 and further located on the southerly side of the proposed town road running from U. S. Route #5 to the Breezy Hill Road, so-called; and being all of the same land and premises conveyed to St. Johnsbury C. C., Inc. by Warranty Deed of St. Johnsbury Development Associates, dated May 10, 1977, of record in Volume 158, Page 15 of the Land Records of the Town of St. Johnsbury; and being all of the same land and premises conveyed to St. Johnsbury Development Associates by deed of Northeastern Vermont Regional Hospital, Inc., dated January 15, 1971, and recorded in Book 139, at Page 226 of the St. Johnsbury Land Records; and being a part of the same land and premises conveyed to Northeastern Vermont Regional Hospital, Inc., by deed of Margaret R. Grapes, dated July 18, 1967 and recorded in Book 130, at Pages 372-375 of the St. Johnsbury Land Records.

  There is excepted and reserved from the conveyance of these premises herein those certain restrictions set out in the above mentioned deed from Northeastern Vermont Regional Hospital, Inc. to St. Johnsbury Development Associates concerning the operation of the nursing home on the premises herein conveyed.

  There is further excepted and reserved from the conveyance of these premises those certain pole line rights of way given over these premises.

  Reference is hereby had and made to the aforesaid deeds and the records and references thereof and to all prior deeds and their records for a more particular description of the land and premises herein conveyed.

  Excepting from this conveyance all water and sewer rights of way and rights of way as may exist of record against these land and premises.





                                 Schedule C-3

                     Springfield Health and Rehab Center


  Being all and the same lands and premises conveyed to Springfield C. C., Inc., by Warranty Deed of Springfield Development Associates dated May 10, 1977, of record in Volume 72 at Page 560 of the Land Records of the Town of Springfield, which premises are more particularly described as follows:

  Being a parcel of land of some 4.7 acres, more or less, from the southeasterly corner of the Mary L. Newton homestead located in the northerly side of Chester Road so-called, bounded and described as follows:

  Beginning at an iron pin set in the ground at the northerly boundary line of the highway right-of-way which iron pin is located 3.38 feet westerly of a Vermont Highway Department Monument, thence North 83 degrees 13 minutes W a distance of 242.59 feet to another Highway Monument, and continuing in the same line 43.23 feet to an iron pin set in the ground near or at the end of a section of stone wall; thence North 18 degrees 57 minutes E a distance of 69.96 feet to an iron pin set in the ground; thence North 10 degrees 23 minutes E a distance of
  58.01 feet to a granite monument; thence North 67 degrees W a distance of 72.55 feet to a monument; thence North 19 degrees 17 minutes E 295.15 feet to an iron pin set in the ground; thence North 53 degrees 27 minutes 30 seconds E 170.14 feet to an iron pin set in the ground; thence S 76 degrees 59 minutes 30 seconds E a distance of 141.13 feet to an iron pin set in the ground; thence S 35 degrees 46 minutes 30 seconds E a distance of 117.6 feet to an iron pin set in the ground; thence S 26 degrees 24 minutes 30 seconds E 174.60 feet to an iron pin set in the ground; thence S 28 degrees 21 minutes 30 seconds W 205.68 feet to an iron pin set in the ground; thence S 41 degrees 23 minutes W 87.33 feet to an iron pin set in the ground; thence S 52 degrees 26 minutes W 56.52 feet to an iron pin; which iron pin marks the same place of beginning.

  EXCEPTING from this conveyance all pole line easements, water and sewer rights of way as may exist of record against these lands and premises.





                                 Schedule C-4

                      Bennington Health and Rehab Center


  Beginning at a point which marks the intersection of the southerly line of the Putnam Street right of way, so-called, the northeasterly line of a proposed street to be called Blackberry Lane, and the southerly and easterly lines of the right of way of Dewey Street, so-called, said point marking the northwest corner of the herein conveyed parcel; then running N 68 degrees 06 minutes E along said southerly line of the Putnam Street right of way 855.37 feet to a point; thence turning and running S 19 degrees 30 minutes W 134.4 feet to a point; thence turning and running S 69 degrees 31 minutes E 198.78 feet to a point; thence turning and running S 19 degrees 04 minutes W 152.37 feet to a point; thence turning and running S 50 degrees 38 minutes W 111.17 feet to an iron pipe; thence turning and running S 44 degrees 13 minutes W 260.46 feet to an iron pipe; thence turning and running N 45 degrees 17 minutes W 333.46 feet to an iron pipe; thence turning and running S 68 degrees 23 minutes W 211.65 feet to a point; thence turning and running S 52 degrees 52 minutes W 71.07 feet to a point in the northeasterly line of Blackberry Lane as proposed; thence turning and running N 37 degrees 08 minutes W along said northeasterly line of Blackberry Lane, as proposed,
  213.79 feet to the place of beginning.

  EXCEPTING from this conveyance all pole line easements, water and sewer rights of way and rights of way as may exist of record against these lands and premises. This deed is conveyed subject to the possible rights of others in and to the uninterrupted flow of a small stream crossing the extreme northwesterly portion of these lands and premises, said stream being called "Dewey Brook."

  Being all and the same lands and premises conveyed to Bennington C. C., Inc. by Warranty Deed of Bennington Development Associates dated May 10, 1977, and recorded in Book 0-217, Page 239 of the Bennington Land Records.

  Included in this conveyance, however, by Notice and Order of Discontinuance of Highway for the untraveled portion of Putnam Street as filed by the Bennington Board of Selectmen with the Bennington Town Clerk on June 5, 1984, a strip of land from a portion of the northerly line as hereinabove mentioned to the centerline of the untraveled portion of Putnam Street, as more particularly described in said Notice and Order.





                                 Schedule C-5

                        Hanson Court Convalescent Home


  The land with the buildings thereon situated in Springfield, Vermont, and being a certain piece or parcel of land on the southerly side of Summer Street Extension, so-called, bounded as follows:

  BEGINNING at a point on the southerly side of Summer Street Extension which point marks the northeast corner of the premises described as Parcel One on a conveyance by Convalescent Homes, Inc. to Jonas R. and Margaret Welcome, dated January 4, 1963; which is recorded in Springfield Land Records in Book 58, Page 343;

  THENCE turning easterly along the southerly line of said Summer Street Extension to the northwesterly corner of Lot No. 23 as shown by "Lot Plan of 'White Acres' for Chas. W. Cutler, Sept. 17, 1953 and Dec. 23, Springfield, VT" by L. G. Basso, Engineer, a copy of which plan is on file in the Springfield Town Clerk's Office;

  THENCE turning and running southerly on the westerly boundary lines of Lots No. 23, 22 and 21 as shown by said plan to the southwesterly* corner of said Lot No. 21. *(incorrectly referenced in prior deed as southeasterly).

  THENCE turning and running westerly along lands described in a conveyance by Convalescent Homes, Inc. to Gerald E. and Helen S. McLaughlin dated January 1, 1963, which is recorded in Springfield Land Records in Book 59, Page 333 to the northeasterly corner of lands of Benjamin Levine and wife;

  THENCE continuing westerly along the northerly boundary line of said Levine's premises to the southeasterly corner of premises of Richard H. Lillie, Jr. and wife;

  THENCE turning and running northerly along the easterly boundary line of said Lillie premises and along the easterly boundary of premises of the aforesaid Welcomes to the place of beginning.

  Also conveying the right to drain water in substantially the same manner as now conducted from the lands of the Convalescent Homes, Inc. over and upon the lands described as Parcel One in a deed from Convalescent Homes, Inc. to Jonas R. and Margaret Welcome dated January 4, 1963, recorded in Springfield Land Records in Book 48, Page 343.

  Also conveying the right to enter the premises described as Parcel Two in the aforesaid deed to Jonas R. and Margaret Welcome all reasonable times and places for the purpose of repairing, maintaining and relaying water and sewer lines located thereon.

  Also conveying the right to enter the premises described in a deed from Convalescent Homes, Inc. to Richard H. and Beverly P. Lillie, dated
  January 4, 1963, recorded in Springfield Land Records in Book 58, Page


                                     -2-

  357 at all reasonable times and places for the purpose of repairing, maintaining and relaying water and sewer lines located thereon or on premises conveyed to the aforesaid Jonas R. and Margaret Welcome.

  This conveyance is made subject to all of the various exceptions, reservations and outstanding rights, including rights of way, rights to discharge culverts, slope rights, pole line rights, water line rights, sewer pipe rights, all of which are more particularly set forth in the deed from Jeanne B. Cutler to Convalescent Homes, Inc. dated January 6, 1961, and recorded in Springfield Land Records (Book 58, Page 128) to the extent that these rights or any of them affect these premises.

  Being all and the same land and premises conveyed to The LP Corporation by Warranty Deed of Idak Convalescent Center of Springfield, Inc. dated April 1, 1982, of record in Volume 80, Page 406 of the Land Records of the Town of Springfield.





                                 Schedule C-6

                                Redstone Villa


  A lot of land, together with the buildings thereon, located on the north side of Forest Hill Drive, so-called; and more fully described as follows: Beginning at a stake Two Hundred Eighteen (218) feet, more or less, from the east line of Smith Street, so-called, which stake marks the northwest corner of the lot herein conveyed; thence running easterly along the north line of Forest Hill Subdivision One Hundred Fifty-Nine
  (159) feet, more or less, to an iron stake which marks the northeast corner of the lot herein conveyed; thence turning and running southerly One Hundred Fifty-Six (156) feet Nine (9) inches to an iron stake set in the north line of "Forest Hill Drive," so-called; thence turning and running westerly along the north line of said Forest Hill Drive One Hundred Seventy-Four (174) feet Eight (8) inches, more or less, to an iron stake; thence turning and running northerly One Hundred Thirty-Six
  (136) feet, more or less, to the point or place of beginning.

  Reference is further made to a certain Plan of Land captioned "Forest Hill Subdivision Revision No. 1" dated August 17, 1955, and recorded in Book 11, Page 316 of the St. Albans City Land Records. The land and premises herein conveyed consist of all of the large unnumbered lot, with an outline "Exist. Building," as shown on said Plan of Land, except that portion of said lot which was conveyed by Ralph O. Hurlburt and Joan C. Hurlburt to David H. Reissig and Ione C. Reissig by Warranty Deed dated April 22, 1970, of record in Volume 21, at Page 237 of the City of St. Albans Land Records.

  Central Vermont Public Service Corporation has an easement dated March 17, 1959 and recorded in Book 14, Page 21, of the St. Albans City Land Records.





                                 Schedule C-7

                     Rowan Court Health and Rehab Center


  Beginning at an iron pin set in the generally easterly line of Prospect Street in the City of Barre, Vermont; thence turning an angle to the right and proceeding S 54 degrees E 530.0 feet to an iron pin set in the ground; thence turning an angle to the right of 100 degrees 17 minutes and proceeding in a generally southwesterly direction 483.6 feet to an iron pin set in the ground; thence turning an angle to the right of 86 degrees 18 minutes and proceeding in a generally northwesterly direction
  600.0 feet to an iron pin set in the ground; thence turning an angle to the right of 89 degrees 25 minutes and proceeding in a generally northeasterly direction 180.4 feet to an iron pin set in the ground; thence making a minor angle to the right and proceeding in a generally northeasterly direction 365.0 feet to an iron pin set in the ground, being the point of beginning. Meaning to convey a parcel having Prospect Street as a westerly boundary.

  Said parcel is part of a larger parcel of land as shown on a Survey Map prepared by A. B. Delano, Registered No. 1105 in said Survey, entitled "Plot of Land on Upper Prospect Street, Barre, Vermont Scale 1 inch = 40 feet" recorded June 2, 1971 at Page 4 in Plat Book 2 of the Land Records of the City of Barre.

  Included in this conveyance are all buildings and improvements on said parcel.

  Being all and the same lands and premises conveyed to American Health Care, Inc. (formerly known as Mirror, Inc.) by Rowan Court - Barre, Inc. by Warranty Deed dated April 3, 1981., of record in Volume 139 at Page 59 of the Land Records of the City of Barre.





                                 Schedule C-8

                               Rochester Manor


  Being a certain tract or parcel of land situated on the northeasterly side of Whitehall Road, so-called, in Rochester, County of Strafford, and State of New Hampshire, bounded and described as follows:

  Beginning on the northeasterly side of said Whitehall Road at a steel stake set in the ground at the southerly corner of land now or formerly of John Bisson; thence running N 12 degrees E along land of said Bisson a distance of 150.7 feet, to an iron pipe set in the ground; thence turning and running N 75 degrees 08 minutes W along land of said Bisson and along land now or formerly of Albert Creteau and land now or formerly of Alfred Chauvey a distance of 164.3 feet to a steel stake set in the ground; thence turning and running N 49 degrees 50 minutes E by land now or formerly of Gerard A. Burchell, Jr., a distance of 433 feet to an iron pipe set in the ground at land of the Boston and Maine Railroad; thence turning and running S 33 degrees 23 minutes E by said land of the Boston and Maine Railroad a distance of 742.9 feet to a steel stake set in the ground on the northeasterly side of Whitehall Road; thence turning and running N 76 degrees 06 minutes W along said Whitehall Road a distance of 630.6 feet to a steel stake set in the ground at the point of beginning.

  The above described premises are more particularly shown on "Boundary Plan, Land of Bruce Levinsky and others, Whitehall Road, Rochester, NH, Berry Construction Co., Inc., David A. Berry, R. L. S., dated August 27, 1971.

  EXCEPTING from this conveyance all pole line easements, water and sewer rights of way and rights of way as may exist of record against these lands and premises.

  EXCEPTING from this conveyance all rights of others in and to the uninterrupted flow of a small stream crossing the northwesterly corner of these lands as disclosed by a survey report by David A. Berry based on a survey made August 25, 1971, and such other matters occurring after August 25, 1971, as would be disclosed by an accurate survey and inspection of the premises.

  Being all of the same lands and premises conveyed to Rochester C. C., Inc. by Warranty Deed of Rochester Associates, dated May 10, 1977, of record in Book 996, Page 380 of the Strafford County Registry of Deeds.





                                 Schedule C-9

                      Burlington Health and Rehab Center


  Being a parcel of land situated northerly and westerly of 306-308 Pearl Street in the City of Burlington, County of Chittenden and State of Vermont, and bounded and described as follows:

  Commencing at a point on the northerly line of Pearl Street which point is the southwesterly comer of 306-308 Pearl Street and the southeasterly comer of the property herein conveyed; thence generally westerly along the northerly sideline of Pearl Street 82.4 feet to a point; thence turning to the right and proceeding in a generally northerly direction
  124.5 feet to a point; thence turning to the left and running in a generally westerly direction 10.3 feet to a point; thence turning to the right and running in a generally northerly direction 130.2 feet to a point; thence turning to the right and proceeding in a generally easterly direction 47.0 feet to a point; thence turning to the right and proceeding in a generally southerly direction 15 feet to a point; thence turning to the left and proceeding a distance of 132.0 feet in a generally easterly direction to a point; thence turning to the right and proceeding in a generally southerly direction 25.5 feet to a point; thence turning to the left and proceeding in a generally westerly direction 22.7 feet to a point; thence turning to the right and proceeding in a generally southerly direction 124.0 feet to a point; thence turning to the right and proceeding in a generally westerly direction 104.5 feet to a point; thence turning to the left and proceeding in a generally southerly direction 114.5 feet along the common boundary line of this parcel and the property known and designated as 306-308 Pearl Street to the point of beginning.

  Being all and the same lands and premises conveyed to Burlington C.C., Inc. by Warranty Deed of Antonio B. Pomerleau dated July 2, 1982, of record in Volume 282, at Page 630 of the City of Burlington Land Records and by Warranty Deed of Sheraton Vermont Corporation, dated May 11, 1977, of record in Volume 243, Page 428 of the City of Burlington Land Records.

  The property is subject to easements and rights of way of record.

  Reference is made to said deeds, the records thereof, the references therein made, and their respective records and references in further aid of this description.


                                    Schedule D

                               Liens & Encumbrances


  Liens - Mortgages

                                Description    Date         Amount
     Facility        Bank         of Loan    Financed      Financed

   Berlin       Vermont            First     02/23/88    $1,000,000.00
                National Bank    Mortgage
                                 #3022465-
                                    003
   St.          Vermont            First     05/24/94    $1,000,000.00
   Johnsbury    National Bank    Mortgage

   Rochester    Vermont            First     04/06/94    $1,270,000.00
                National Bank    Mortgage
                                 #3033272-
                                   00001

   Springfield  Vermont            First     04/06/94    $1,250,000.00
                National Bank    Mortgage
                                 #3033248-
                                   00001
   Bennington   Vermont            First     04/06/94    $1,200,000.00
                National Bank    Mortgage
                                 #3033264-
                                   00001

   Burlington   Vermont            First     03/30/94    $1,053,128.83
                National Bank    Mortgage
                                 #3015270-
                                   00001
   Redstone     Paul E.            First     04/20/79      $163,664.50
                Dussault         Mortgage

                Frank Cheney      Second     12/05/85      $219,467.54
                                 Mortgage

   Rowan        F.N.M.A.           First     11/29/92    $1,172,400.00
                #1-44-791176-9   Mortgage
                Vermont           Second     02/06/92      $850,000.00
                National Bank    Mortgage
                #3018589-00002


  Encumbrances

  See preliminary title reports.



                                  Schedule E

                         Opinion of Sellers' Counsel

                                  [to come]



                                  Schedule F

                            Contracts & Agreements
                  Licensed Bed Capacity & Medicare/Medicaid

  1.         Contracts & Agreements

  See individual contract sheet for each facility attached.

  American Health Care Software Enterprises, Inc. to each facility
             (Professional Services Agreement for financial and clinical software programs)

  2.         Licensed Bed Capacity

                             Bed
          Facility         Capacity   SNF   ICF  Medicare/Medicaid

   Berlin Health and            152    48   104  Medicare/Medicaid
   Rehab Center

   St. Johnsbury Health         110    27    83  Medicare/Medicaid
   and Rehab Center

   Rochester Manor              108    25    83  Medicare/Medicaid

   Springfield Health and       102    26    76  Medicare/Medicaid
   Rehab Center

   Bennington Health and        100    51    49  Medicare/Medicaid
   Rehab Center


   Burlington Health and        168    42   126  Medicare/Medicaid
   Rehab Center

   Hanson Court                  42     0    42      Medicaid
   Convalescent Home

   Redstone Villa                30     0    30      Medicaid

   Rowan Court Health and       104    21    83  Medicare/Medicaid
   Rehab Center


                        BERLIN Health and Rehab Center



    Effective
      Date       Type of      Contractor   Term Date         Fee
                 Service

    05/24/94   EQUIPMENT -   Green        30 days      see contract
               Conservation  Mountain     notice       for terms
               incentive     Power

    06/26/87   FIRE ALARM    Simplex      60 days      $250.00/system
                                          notice
    11/17/88   GASOLINE      Maplewood
               SUPPLIER

    02/13/89   PROPANE       Agway        02/13/99
                                          or 60 days
    05/31/93   SPRINKLER     Firetech     February,    $430.00/year
                             Sprinkler    1995
                             Corporation


                    ST. JOHNSBURY Health and Rehab Center





    Effective
      Date       Type of      Contractor   Term Date        Fee
                 Service

    07/01/94   FIRE ALARM/   Firetech     1 year      $295.00/year
               SPRINKLER     Sprinkler
                             Corp.

    02/13/89   PROPANE       Agway        60 days     see contract
                                          notice
    09/01/94   SNOW PLOWING  Jennifer     94-95       $1600.00 for 16
                             Fleming      season      plowings


                               ROCHESTER MANOR



    Effective
      Date       Type of      Contractor   Term Date         Fee
                 Service

    03/17/92   FIRE ALARM    New England  30 days      $96.00/
                             Protection   notice       quarterly

    07/01/91   SPRINKLER/    Grinnell     30 days      $440.00
               SMOKE         Fire         notice
               DETECTORS     Protection
    05/01/94   GENERATOR     Cummins      04/30/95     $445.53/year
               MAINTENANCE   North
                             Atlantic

    03/12/89   PROPANE       Agway        60 days      see contract
                                          notice


                     SPRINGFIELD Health and Rehab Center



    Effective
      Date       Type of     Contractor    Term Date        Fee
                 Service

    10/01/93   PLUMBING      Michael     completion    $15.00/hour +
               PROJECT       Bodi        of proj.      materials
                             Plumbing

    02/13/89   PROPANE       Agway       60 days       (see
                                         notice        contract)
    07/01/94   SPRINKLER     Grinnell    30 days       $220.00/year
               INSPECTION                notice

    03/01/93   TELEPHONE     Long
                             Distance
                             North


                      BENNINGTON Health and Rehab Center



    Effective
      Date       Type of      Contractor   Term Date         Fee
                 Service

    12/01/93   ELEVATOR      Bay State    12/1/94      $163.36/month
               INSPECTION

    05/19/94   FIRE          SCH Alarm    05/19/95     $440.00/year
               ALARM/SMOKE   Systems
               DETECTORS
    11/01/89   SPRINKLER     Grinnell     30 days      $315.00/year
                             Fire         notice
                             Protection

    02/13/89   PROPANE       Agway        60 days      (see contract)
                                          notice or
                                          02/13/99


                      BURLINGTON Health and Rehab Center



    Effective
      Date       Type of      Contractor   Term Date       Fee
                 Service


                             [none]


                        HANSON COURT Convalescent Home



    Effective
      Date       Type of      Contractor   Term Date       Fee
                 Service

    09/14/89   PROPANE       Agway


               SPRINKLER/AL  Grinnell
               ARM SYS.
               TESTING
    02/19/94   SPRINKLER     Firetech     1 year       $250.00
               INSPECTION    Sprinkler    (02/19/95)
                             Corp.


                                REDSTONE VILLA



    Effective
      Date       Type of      Contractor   Term Date      Fee
                 Service

    07/10/90   SPRINKLER     Cedar Ridge  auto.
                                          renewal/
                                          60 days
                                          notice


                     ROWAN COURT Health and Rehab Center



    Effective
      Date       Type of      Contractor   Term Date       Fee
                 Service


                             [none]





                                  Schedule G

                             Compliance with Law


  The Properties and the Facilities were established prior to 1972. The Sellers therefore do not warrant or represent that the Properties or the Facilities conform to building codes, zoning ordinances or parking requirements currently in effect.





                                  Schedule H

                             Hazardous Substances


  Underground propane gas tanks are located at the following properties:

  St. Johnsbury Health and Rehab Center
  Springfield Health and Rehab Center
  Bennington Health and Rehab Center
  Hanson Court Convalescent Home






                                  Schedule J

                            Capitalization of HRP

                                  [to come]


                                  Schedule K

                        Form of Surveyor's Certificate


  TO:        _____________________
             _____________________
             _____________________
             _____________________

  RE:  Survey Entitled "_______________________________________"
              dated _________ ___, 1994, prepared by


             The undersigned hereby certifies that the above-referenced survey was prepared from an actual on-the-ground instrument survey of the subject premises; that the same accurately shows the location of the boundaries of the subject premises and the location of all streets, highways, alleys and public ways crossing or abutting said premises; that the dimensions of the improvements and the locations thereof with respect to the boundaries are accurately shown as the same were situated on ____________, 1994; that there are no encroachments by improvements appurtenant to adjoining premises upon the subject premises, nor from the subject premises, unless shown thereon; that all buildings and structures, if any, lie wholly within all applicable building restriction lines, if any, and do not violate any restriction or other recorded agreements set forth in the title insurance commitment for the subject premises dated ___________, 1994, issued to you by ________________________, Commitment No. _______ (the "Title Policy");
  that all easements and rights of way which are appurtenant to or burden the subject premises and (i) are referred to in the Title Commitment or
  (ii) are apparent from a visual inspection are delineated thereon, and are located other than through the existing building shown hereon; that all parking spaces, if any, are delineated thereon; and that, except as otherwise shown thereon, the subject premises are not located (x) within any flood hazard or flood way area or district as designed by Federal, state or municipal authority or (y) within any area subject to regulation by Federal, state or municipal authority as inland or coastal wetlands, beach, estuary or the like.

             Access to and egress from the subject premises and the improvements and structures thereon to ________ Street, a public way, are provided by the means indicated thereon. Municipal water, storm sewer facilities and telephone, gas and electric services of public utilities are available in the locations indicated thereon.

             The undersigned hereby certifies that the square footage of each parcel delineated on the above-referenced survey is as set forth thereon, that all such parcels are contiguous without any strips, gaps or gores existing between any of said parcels, and that said parcels, when combined, form and create one complete and uninterrupted parcel without any strips, gaps or gores.

             This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986.


                                     -2-

  Dated:     _______ __, 1994        _______________________________
                                         Registered Land Surveyor
                                         __________ #_________________


  [Surveyor's Seal]